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                                                             Exhibit No. EX-99.o

                     DIMENSIONAL EMERGING MARKETS FUND INC.

                                POWER OF ATTORNEY


           The undersigned officers and directors of DIMENSIONAL EMERGING MARKETS FUND INC. (the "Fund") hereby appoint DAVID G. BOOTH, REX A. SINQUEFIELD, MICHAEL T. SCARDINA, IRENE R. DIAMANT, CATHERINE L. NEWELL and STEPHEN W. KLINE, ESQUIRE (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to the Fund's Registration Statement, including any and all amendments thereto, covering the registration of the Fund as an investment company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

           The undersigned officers and directors hereby execute this Power of Attorney as of this 18th day of July, 1997.


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
/s/ David G. Booth                                /s/ Rex A. Sinquefield
------------------------                          ----------------------------
David G. Booth,                                   Rex A. Sinquefield, Chairman-
Chairman-Chief Executive                          Chief Investment Officer and
Officer, President and                            Director
Director


/s/ George M. Constantinides                      /s/ John P. Gould
----------------------------                      -----------------------
George M. Constantinides,                         John P. Gould, Director
Director


/s/ Roger G. Ibbotson                             /s/ Merton H. Miller
---------------------------                       --------------------------
Roger G. Ibbotson, Director                       Merton H. Miller, Director


/s/ Myron S. Scholes                              /s/ Michael T. Scardina
--------------------------                        --------------------------
Myron S. Scholes, Director                        Michael T. Scardina, Chief
                                                  Financial Officer, Treasurer
                                                  and Vice President

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